UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): November 10, 2010

GOLD BAG, INC.

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, Suite 1430
Newport Beach, CA 92660

(Current Address of Principal Executive Offices)

Phone number: 949-475-9086

(Issuer Telephone Number)

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On November 10, 2010, Gold Bag, Inc. (the “Company” or “GBGI”) signed a definitive agreement to acquire Fairfields Gold S.A. de CV (“Fairfields”).  Fairfields owns an option to acquire 100% of the Huicicila gold project (the “Project”) in Nayarit Mexico.  The Huicicila project is a high grade gold-silver mesothermal vein system with strong possibilities to become a large high grade ore deposit.  The Project was historically mined by Asarco back in the 1930’s.  The Project is located 25 kilometers southeast of Tepic and 10 kilometers northwest of Compostela in the State of Nayarit.  The Project is covered by five mining claims with a surface of 1012 hectares.

Under the terms of the definitive agreement, GBGI will issue 12 million restricted shares of GBGI to the shareholders of Fairfields in exchange for 100% of the issued and outstanding shares of Fairfields.   Fairfields shareholders will also have the opportunity to receive additional shares based on performance as per the following schedule:

Resource Estimate Date	Indicated Reserves	Payment Obligation
18 months after Closing Date	475,000 oz Au (equivalent)	$1,250,000
24 months after Closing Date	750,000 oz Au (equivalent)	$1,250,000
36 months after Closing Date	1,025,000 oz Au (equivalent)	$1,250,000
48 months after Closing Date	1,300,000 oz Au (equivalent)	$1,250,000

Any future payments would be made in shares based on the 20 day average price of GBGI stock prior to the required payment date.

In addition, Fairfields shareholders will also receive options to acquire up to 25% of Focus Gold Mexico Corp., a newly created wholly owned subsidiary of GBGI, created to acquire Fairfields.  The option price payable upon the exercise of the option shall be 25% of the aggregate value of the outstanding Focus Gold Mexico shares at the time of exercise of the Option calculated as the sum of (i) $5,000,000, (ii) the dollar value of all payments made in respect of the deferred payments outlined above as at the date of exercise of the Option, and (iii) the dollar value of any shareholders’ equity contributed into Focus Gold Mexico after the Closing Date until the date of exercise of the Option.

As part of the transaction, Fairfields will be appointing one member to the board of directors of GBGI and the Fairfields management team will be staying on to help operate the Project going forward.  The acquisition is expected to close in mid-December.  A copy of the Share Purchase Agreement to Acquire Fairfields Gold S.A. de CV is included as Exhibit 10.1 to this Form 8-K.

Item 8.01.                      Other Events

A copy of the Company’s press release concerning the share purchase agreement is included as Exhibit 99.1 to this Form 8-K.

Item 9.01.                      Financial Statements and Exhibits

Exhibit No.	Description

10.1	Share Purchase Agreement to Acquire Fairfields Gold S.A. de CV
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gold Bag, Inc.

Dated: November 17, 2010	By:	/s/ Grant R. White
Grant R. White
Chief Executive Officer